Exhibit 1.1
Converted Organics Inc.
12,500,000 Units
Common Stock
Warrants
Underwriting Agreement
________ __, 2009
Chardan Capital Markets, LLC
17 State Street, Suite 1600
New York, NY 10004
Ladies and Gentlemen:
     Converted Organics Inc., a Delaware corporation (the “Company”), proposes to issue and sell to you as the sole underwriter (the “Underwriter”), an aggregate of 12,500,000 units (the “Units”) of the Company (the “Underwritten Securities”) and, at the option of the Underwriter, up to an additional 1,875,000 Units of the Company to cover over-allotments, if any (the “Option Securities”). The Company also proposes to sell to the Underwriter an option (the “Purchase Option”) for the purchase of 500,000 Units (the “Purchase Option Securities”) for an aggregate purchase price of $100. Each Unit consists of one share of common stock, par value $0.0001 per share (the “Common Stock”), and one Class H warrant to purchase one share of Common Stock (a “Warrant”). The Common Stock and the Warrants included in the Units will begin trading separately immediately upon the closing of the offering.
     The Underwritten Securities, the Option Securities and the Purchase Option Securities are herein referred to collectively as the “Total Units”. The Total Units and the Common Stock and Warrants included in the Total Units (the “Underlying Securities”), and the Common Stock issuable upon exercise of the Warrants included in the Underlying Securities are herein referred to collectively as the “Securities”.
     The Company hereby confirms its agreement with the Underwriter concerning the purchase and sale of the Units, as follows:
     1. Registration Statement. The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-1 (File No. 333-161917) including a Preliminary Prospectus (as defined below), relating to the Securities. Such registration statement, as amended at the time it becomes effective, including all exhibits, financial schedules and all documents and information deemed to be part of the Registration Statement by incorporation by reference or otherwise, as amended from time to time, and the information, if any, deemed pursuant to Rule 430A under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such Registration Statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first filed pursuant to Rule 424(b) under the Securities Act. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Act, and prior to the termination of the offering of the Units by the Underwriter. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.
     2. Purchase of the Securities by the Underwriter.
     (a) The Company agrees to issue and sell the Underwritten Securities to the Underwriter as provided in this Agreement, and the Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees to purchase from the Company the Underwritten Securities at a price per Unit of $___(the “Purchase Price”).
     (b) In addition, the Company agrees to issue and sell the Option Securities to the Underwriter to cover over-allotments as provided in this Agreement, and the Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase from the Company the Option Securities at the Purchase Price. The Underwriter may exercise the option to purchase the Option Securities at any time in whole, or from time to time in part, on or before the forty-fifth day following the date of this Agreement, by written notice to the Company. Such notice shall set forth the aggregate number of Option Securities as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full Business Day after the date of such notice (unless the Company and the Underwriter otherwise agree). Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.
     (c) As additional consideration, the Company agrees to issue and sell the Purchase Option to the Underwriter, and the Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase from the Company the Purchase Option at an aggregate purchase price of $100. The Purchase Option shall be exercisable, in whole or in part, commencing on the first anniversary of the Effective Date (as defined below) of the Registration Statement and expiring on the fifth anniversary of the Effective Date of the Registration Statement at an exercise price per Unit equal to the Purchase Price.

     (d) Payment for the Securities shall be made by wire transfer in immediately available funds as follows: In the case of the Underwritten Securities and the Purchase Option, payment shall be paid to the order of the Company to the account specified by the Company to the Underwriter, at the offices of [the Underwriter] at 10:00 A.M. New York City time on the third business day following the date of this Agreement or at such time on such other date, not later than ten (10) Business Days after the date of this Agreement, as shall be agreed upon by the Underwriter and the Company may agree upon in writing, and, in the case of the Option Securities, $  per Option Security shall be deposited to the account specified by the Company to the Underwriter on the date and at the time and place specified by the Underwriter in the written notice of the Underwriter’s election to purchase such Option Securities. The time and date of such payment for the Underwritten Securities and the Purchase Option is referred to herein as the “Closing Date” and the time and date for such payment for the Option Securities, if other than the Closing Date, are herein referred to as the “Additional Closing Date”.
     Payment for the Securities to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Underwriter of the Securities to be purchased on such date in definitive form registered in such names and in such denominations as the Underwriter shall request in writing not later than two full Business Days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The certificates for the Securities will be made available for inspection and packaging by the Underwriter at the office of the Underwriter not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date or the Additional Closing Date, as the case may be, and shall be delivered against payment therefor through the facilities of the Depository Trust Company (“DTC”) for the account of the Underwriter.
     (e) The Company acknowledges and agrees that the Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Underwriter is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company.
     3. Representations and Warranties of the Company. The Company represents and warrants to the Underwriter as of the date hereof, as of the Closing Date and as of each Additional Closing Date (if any), that:
     (a) Effectiveness of Registration Statement. The Company has prepared and filed with the Commission a Registration Statement (File Number 333-161917) on Form S-1, including a related Preliminary Prospectus, for registration under the Securities Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time (as defined below), has become effective, and no post-effective amendment to the Registration Statement has been filed as of the date hereof. The Company may have filed one or more pre-effective amendments to the Registration Statement, including a related Preliminary Prospectus, each of which has previously been furnished to the Underwriter. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Securities Act and the rules thereunder and, except to the extent the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriter prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the General Disclosure Package which have been agreed to by the Underwriter) as the Company has advised the Underwriter, prior to the Execution Time, will be included or made therein.
     (b) Effective Date. On the Effective Date (as defined below), the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and on any Additional Closing Date, the Prospectus (and any supplements thereto) will comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Additional Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7 hereof. “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.
     (c) General Disclosure Package. As of the Execution Time and as of the Closing Date or the Additional Closing Date, as the case may be, the Statutory Prospectus (defined herein) and the information included on Schedule I hereto, considered together (collectively, the “General Disclosure Package”), did not and will not include any untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements or omissions from the Statutory Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Statutory Prospectus. As used in this subsection and elsewhere in this Agreement. “Statutory Prospectus” as of any time means the Preliminary Prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time.

     (d) No Stop Orders, Etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order or threatened to issue any order preventing or suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus, the Prospectus or any part thereof, or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order. No injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Securities.
     (e) Disclosure of Agreements. The agreements and documents described in the General Disclosure Package, the Registration Statement and the Prospectus conform in all material respects to the descriptions thereof contained therein. There is no franchise, contract or other document of a character required to be described in the Registration Statement, the General Disclosure Package or the Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required (and the General Disclosure Package contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the General Disclosure Package and the Prospectus under the headings [“Prospectus Summary,” “Risk Factors,” “Business,” “Principal Stockholders,” “Related Party Transactions”, and “Description of Capital Stock,”] insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the General Disclosure Package or the Prospectus, or (ii) is material to the Company’s business, has been duly and validly executed by the Company, is in full force and effect and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor any other party is in breach or default thereunder and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder. Performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.
     (f) Capitalization. The Company’s authorized capitalization is as set forth in the General Disclosure Package, the Registration Statement and the Prospectus. All outstanding shares of capital stock of the Company conforms, or when issued will conform, in all material respects to the description thereof contained in the General Disclosure Package, the Registration Statement and the Prospectus.
     (g) Outstanding Securities. The outstanding securities of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the holders of any outstanding securities of the Company have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights or rights of first refusal of any holders of any other security of the Company or similar contractual rights granted by the Company. The holders of outstanding securities of the Company are not entitled to preemptive rights, rights of first refusal or other rights to subscribe for the Securities.
     (h) Securities Sold Pursuant to this Agreement.
     (i) The Total Units have been duly authorized and, when executed by the Company and countersigned and issued and delivered against payment therefor by the Underwriter pursuant to this Agreement, will be validly issued, fully paid and non-assessable. When issued and paid for in accordance with the terms hereof, the Total Units will constitute valid and binding obligations of the Company.
     (ii) The shares of Common Stock included in the Total Units have been duly authorized and, when issued and delivered against payment for the Total Units by the Underwriter pursuant to this Agreement, will be validly issued, fully paid and non-assessable. The holders of such shares of Common Stock are not and will not be subject to personal liability by reason of being such holders; such shares of Common Stock are not and will not be subject to any preemptive or other similar contractual rights granted by the Company.
     (iii) The Warrants included in the Total Units have been duly authorized and, when executed, authenticated, issued and delivered against payment for the Total Units by the Underwriter pursuant to this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by equitable principles of general applicability. The holders of such Warrants are not and will not be subject to personal liability by reason of being such holders; such Warrants are not and will not be subject to any preemptive or other similar contractual rights granted by the Company.
     (iv) The shares of Common Stock issuable upon exercise of the Warrants included in the Total Units have been duly authorized and reserved for issuance and, when issued and delivered against payment therefor, will be validly issued, fully paid and non-assessable. The holders of such shares of Common Stock are not and will not be subject to personal liability by reason of being such holders; such shares of Common Stock are not and will not be subject to any preemptive or other similar contractual rights granted by the Company.
     (i) Registration Rights of Third Parties. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

     (j) Prior Securities Transactions. Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which is required to be “integrated” pursuant to the Securities Act and the regulations promulgated thereunder with the offer and sale of the Securities pursuant to the Registration Statement.
     (k) Due Incorporation; Power and Authority, Etc. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware with full corporate power and authority to (i) own or lease, as the case may be, and to operate its properties and conduct its business as described in the General Disclosure Package, Registration Statement and the Prospectus and (ii) enter into this Agreement and the Purchase Option and carry out the transactions contemplated herein, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification.
     (l) Validity and Binding Effect of Agreement. Each of this Agreement and the Purchase Option has been duly authorized, executed and delivered by the Company, enforceable against the Company in accordance with its respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
     (m) Consents, Approvals, Etc. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriter in the manner contemplated herein and in the General Disclosure Package and the Prospectus.
     (n) No Breach or Violation. Neither the issue and sale of the Securities nor the execution, delivery and performance of this Agreement or the Purchase Option or the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will (with or without notice or lapse of time or both) conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to (i) the certificate of incorporation of the Company, as amended to date and currently in effect (the “Certificate of Incorporation”), and by-laws and other similar organizational documents of the Company or of any of its affiliates, each as amended to date and currently in effect, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its affiliates is a party or bound or to which its property is subject or (iii) any statute, law, rule or regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties.

     (o) No Conflicts, Etc. The Company is not in violation or default of (i) any provision of its Certificate of Incorporation, by-laws or other similar organizational documents, each as amended to date and currently in effect, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation or judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company.
     (p) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package, Registration Statement and the Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.
     (q) Financial Statements. The financial statements, including the notes thereto, of the Company included in the General Disclosure Package, the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary financial data set forth under the caption “Summary Consolidated and Other Financial Data” in the Disclosure Package, Prospectus and Registration Statement fairly present, on the basis stated in the General Disclosure Package, the Prospectus and the Registration Statement, the information included therein. There are no pro forma or as adjusted financial statements that are required to be included in the General Disclosure Package, the Registration Statement and the Prospectus in accordance with Regulation S-X that have not been included as so required.
     (r) Off-Balance Sheet Arrangements. The Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses.
     (s) Other Data. The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.
     (t) Independent Accountants. CCR LLP are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and the rules and regulations promulgated by the Public Company Accounting Oversight Board (the “PCAOB”). CCR LLP is duly registered and in good standing with the PCAOB. CCR LLP has not, during the periods covered by the financial statements included in the General Disclosure Package and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
     (u) Disclosure Controls and Procedures. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15 of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not aware of (i) any material weakness in its internal control over financial reporting, or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (v) Sarbanes-Oxley/NASDAQ Rules.
     (i) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the NASDAQ Capital Market thereunder (the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company.
     (ii) There is and has been no failure on the part of the Company or any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will continue to be in compliance with, the rules and regulations of the NASDAQ Capital Market. Further, there is and has been no failure on the part of the Company or any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will continue to be in compliance with, all other provisions of the NASDAQ Capital Market corporate governance requirements.
     (w) Transfer Taxes. There are no transfer taxes or other similar fees or charges under Delaware law, U.S. Federal law or the laws of any U.S. state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.
     (x) Ownership. The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

     (y) Litigation; Government Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (z) Material Adverse Change; Obligations. Since the respective dates as of which information is given in the General Disclosure Package, Registration Statement and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, other than transactions in the ordinary course of business and changes and transactions described in the General Disclosure Package, Registration Statement and the Prospectus. The Company has no material contingent obligations which are not disclosed in the Company’s financial statements which are included in the General Disclosure Package, Registration Statement and the Prospectus.
     (aa) Tax Returns. The Company (i) has filed all foreign, federal, state and local tax returns that are required to be filed by it or has requested extensions thereof (except in any case in which the failure to so file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business) and (ii) has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (bb) Insurance Matters. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Company or its businesses, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of any such policies and instruments in all material respects; there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (cc) Licenses and Permits. The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (dd) Stabilization. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (ee) Certain Regulatory Matters.
     (i) Foreign Corrupt Practices Act. Neither the Company, any director or officer of the Company, nor, to the knowledge of the Company, any agent or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
     (ii) Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, including the Money Laundering Control Act of 1986, as amended, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (iii) OFAC. Neither the Company, any director or officer of the Company, nor, to the knowledge of the Company, any agent or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person subject to any U.S. sanctions administered by OFAC.
     (iv) Bank Secrecy Act; Money Laundering; Patriot Act. Neither the Company nor, any officer or director has violated: (A) the Bank Secrecy Act, as amended, (B) the Money Laundering Laws or (C) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law or any successor law.
     (ff) FINRA Matters.
     (i) Except as described in the General Disclosure Package and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company that may affect the Underwriter’s compensation, as determined by the Financial Industry Regulatory Authority (the “FINRA”).
     (ii) Except as disclosed in the General Disclosure Package and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (A) any person as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (B) any FINRA member; or (C) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the twelve months prior to the Effective Date, other than payments to the Underwriter.
     (iii) No officer, director or beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a member, a person associated or affiliated with a member of the FINRA.
     (iv) No Company Affiliate is an owner of stock or other securities of any member of the FINRA (other than securities purchased on the open market).

     (v) No Company Affiliate has made a subordinated loan to any member of the FINRA.
     (vi) No proceeds from the sale of the Securities (excluding underwriting compensation as disclosed in the General Disclosure Package and the Prospectus) will be paid to any FINRA member, or any persons associated or affiliated with a member of the FINRA.
     (vii) The Company has not issued any warrants or other securities or granted any options, directly or indirectly, to anyone who is a potential underwriter in the offering or a related person (as defined by NASD rules) of such an underwriter within the 180-day period prior to the initial filing date of the Registration Statement.
     (viii) No person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has any relationship or affiliation or association with any member of the FINRA.
     (ix) No FINRA member intending to participate in the offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists when a member of the FINRA and/or its associated persons, parent or affiliates in the aggregate beneficially own 10% or more of the Company’s outstanding subordinated debt or common equity, or 10% or more of the Company’s preferred equity. “FINRA member participating in the Offering” includes any associated person of a FINRA member that is participating in the Offering, any members of such associated person’s immediate family and any affiliate of a FINRA member that is participating in the offering.
     (gg) Subsidiaries. The Company has no significant subsidiaries (as such term is defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission) other than the subsidiaries listed on Schedule II attached hereto (collectively, the “Subsidiaries”). Each Subsidiary of the Company has been duly incorporated or organized, is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of the jurisdiction of its incorporation or organization, has the corporate power and authority to own its properties and to conduct its business as currently being carried on and as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification. All of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as otherwise described in the Registration Statement, the General Disclosure Package and in the Prospectus, are owned directly by the Company or through its wholly owned subsidiaries, free and clear of all liens, encumbrances, equities or claims. There is no outstanding option, right or agreement of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of the subsidiaries to any person or entity except the Company, and none of the outstanding shares of capital stock or other equity interests of any

Subsidiary was issued in violation of any preemptive or other rights to subscribe for or to purchase or acquire any securities of any of the Subsidiaries. Except for its Subsidiaries, the Company owns no beneficial interest, directly or indirectly, in any corporation, partnership, joint venture or other business entity.
     (hh) Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any affiliate of the Company, on the one hand, and any director, officer, shareholder, special advisor, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act or the Exchange Act to be described in the General Disclosure Package or the Prospectus which is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, General Disclosure Package and the Prospectus.
     (ii) Free Writing Prospectus. The Company has not prepared or used any “free writing prospectus,” as such term is defined in Rule 405 under the Securities Act.
     (jj) Offering Material Distribution. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than any Time of Sale information and the Prospectus, in each case as supplemented and amended. The Company has satisfied or will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.
     (kk) Choice of Law; Consent to Jurisdiction; Appointment of Agent to Accept Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company has the power to submit and pursuant to Section 16 of this Agreement has legally, validly, effectively and irrevocably submitted to the exclusive personal jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of New York, New York County (including, in each case, any appellate courts thereof) in any suit, action or proceeding against it arising out of or related to this Agreement or with respect to its obligations, liabilities or any other matter arising out of or in connection with the sale of Securities by the Company to the Underwriter under this Agreement and has validly and irrevocably waived any objection to the venue of a proceeding in any such court; and the Company has the power to designate, appoint and empower and pursuant to Section 16 of this Agreement has legally, validly, effectively and irrevocably consented to service of process in the manner set forth herein.
     (ll) Waiver of Immunities. The Company and its obligations under this Agreement are subject to civil and commercial law and to suit and neither the Company nor its properties, assets or revenues have any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any New York State or U.S. federal court, as the case may be, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution or enforcement of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations or liabilities or any other matter under or arising out of or in connection with this Agreement; and, to the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waived or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in this Agreement.
     4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:
     (a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act, and the Company will furnish copies of the Prospectus and the General Disclosure Package (to the extent not previously delivered) to the Underwriter in New York City prior to 10:00 A.M., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Underwriter may reasonably request.
     (b) Delivery of Copies. The Company will deliver, without charge, (i) to the Underwriter, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, including in each case all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto) and the General Disclosure Package, as the Underwriter may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriter a prospectus relating to the Securities is required by law to be delivered (including any circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.
     (c) Amendments or Supplements. Before making, preparing, using, authorizing, approving, referring to or filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Underwriter a copy of the proposed amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such proposed amendment or supplement to which the Underwriter reasonably objects.
     (d) Notice to the Underwriter. The Company will advise the Underwriter promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any oral or written comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus or the General Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or the General Disclosure Package is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal including, if necessary by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
     (e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriter and to such dealers as the Underwriter may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the General Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the General Disclosure Package to comply with law, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriter and to such dealers as the Underwriter may designate, such amendments or supplements to the General Disclosure Package as may be necessary so that the statements in the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the General Disclosure Package will comply with law.
     (f) Blue Sky Compliance. The Company, if necessary, will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

     (g) Earning Statement. As soon as practicable, the Company will make generally available to its security holders and to the Underwriter an earning statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.
     (h) Clear Market. The Company will not, without the prior written consent of the Underwriter, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Units (other than the Underwritten Securities in accordance with the terms of this Agreement), shares of Common Stock, Warrants or any other securities convertible into, or exercisable, or exchangeable for, shares of Common Stock or publicly announce an intention to effect any such transaction, during the period commencing on the date hereof and ending 180 days after the date of this Agreement (the “Restricted Period”); provided, however, that if (1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Restricted Period the Company announces that it will release earnings results during the 16 day period beginning on the last day of the Restricted Period, then the foregoing restrictions shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided further, however, that the Company may issue and sell the Option Securities on exercise of the option provided for in Section 2(b) hereof.
     (i) Use of Proceeds. The Company will apply the net proceeds received by it from the offering and the sale of the Securities in a manner consistent with the applications described under the heading “Use of Proceeds” in the General Disclosure Package and the Prospectus.
     (j) No Stabilization. The Company and its affiliates will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.
     (k) NASDAQ. On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the NASDAQ Capital Market (including any required registration under the Exchange Act) provided, however, the Company shall make all filings required by the NASDAQ Capital Market that may be filed after the completion of the offering of the Shares within the period required by the NASDAQ Capital Market.

     (l) Exchange Listing. For a period of five years from the Effective Date, the Company will use its best efforts to effect and maintain the listing of the Units, Common Stock and Warrants on the NASDAQ Capital Market.
     (m) Reports. The Company, during the Prospectus Delivery Period, will file all periodic and special reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.
     (n) Agents. The Company will maintain at its expense a transfer agent, warrant agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Units, Common Stock and Warrants.
     (o) No Free Writing Prospectus. The Company agrees that, unless it obtains the prior consent of the Underwriter, it will not make any offer relating to the Securities that constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act.
     (p) Notice to FINRA. The Company shall advise the FINRA if it is aware that any 5% or greater shareholder of the Company becomes an affiliate or associated person of a FINRA member participating in the distribution of the Securities.
     (q) Investment Company. The Company will conduct its business in a manner so that it will not become subject to the Investment Company Act.
     (r) Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (1) transactions are executed in accordance with management’s general or specific authorization, (2) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (3) access to assets is permitted only in accordance with management’s general or specific authorization and (4) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     5. Conditions of Underwriter’s Obligations. The obligation of the Underwriter to purchase the Underwritten Securities and/or the Purchase Option on the Closing Date or the Option Securities on the Additional Closing Date, as the case may be as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:
     (a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been timely filed with the Commission under the Securities Act and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriter.

     (b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.
     (c) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, CCR LLP shall have furnished to the Underwriter, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three Business Days prior to such Closing Date or such Additional Closing Date, as the case may be.
     (d) No Material Adverse Change. Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the General Disclosure Package and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (c) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (e) Secretary’s Certificate. The Company shall have furnished to the Underwriter a certificate signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date, certifying (i) that the Certificate of Incorporation of the Company is true and complete, have not been modified and is in full force and effect, (ii) that the resolutions relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) all correspondence between the Company or its counsel and the Commission, (iv) all correspondence between the Company or its counsel and the NASDAQ Capital Market and (v) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.
     (f) Officers’ Certificate. The Underwriter shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Underwriter (i) confirming that such officer has carefully reviewed the Registration Statement, the General Disclosure Package, the Prospectus and any amendment or supplement thereto and, to the best knowledge of such officer, the representations set forth in Sections 3(a), 3(b) and 3(c) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (b) and (d) above.
     (g) Opinion of Counsel for the Underwriter. The Underwriter shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a 10b-5 statement of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C., counsel for the Underwriter, with respect to the issuance and sale of the Securities, the Registration Statement, the General Disclosure Package and the Prospectus (together with any supplement thereto) and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
     (h) Opinion of Counsel for the Company. The Underwriter shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Cozen O’Connor, counsel for the Company, with respect to the issuance and sale of the Securities, the Registration Statement, the General Disclosure Package and the Prospectus (together with any supplement thereto) and other matters as the Underwriter may reasonably require.
     (i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities.
     (j) Good Standing. The Underwriter shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company in its respective jurisdiction of organization and its good standing as a foreign entity in such other jurisdictions as the Underwriter may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
     (k) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between you and each of the officers and directors of the Company relating to sales and certain other dispositions of Units, shares of Common Stock, Warrants or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.
     (l) FINRA. The Underwriter shall have received clearance from FINRA as to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

     (m) Listing on the NASDAQ Capital Market. The Common Stock and the Warrants included in the Securities shall be duly listed, subject to notice of issuance, on the NASDAQ Capital Market, satisfactory evidence of which shall have been provided to the Underwriter.
     (n) Executed Documents. The Company shall have duly executed and delivered this Agreement and the Purchase Option.
     (o) Further Information. Prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.
     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.
     6. Condition of the Obligations of the Company. The obligations of the Company to sell and deliver the portion of the Securities required to be delivered as and when specified in this Agreement are subject to the condition that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.
     7. Indemnification and Contribution.
     (a) Indemnification of the Underwriter. The Company agrees to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or any General Disclosure Package, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.
     (b) Indemnification of the Company. The Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), or any General Disclosure Package, it being understood and agreed upon that the only such information furnished by the Underwriter consists of the following information in the Prospectus furnished on behalf of the Underwriter:     .
     (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Party may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the reasonable fees and expenses of counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary or (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Underwriter, its affiliates, directors and officers and any control persons of the Underwriter shall be designated in writing by the Undewriter and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
     (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriter in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (e) Limitation on Liability. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the

Underwriter with respect to the offering of the Securities exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     (f) Non-Exclusive Remedies. The remedies provided for in this Section are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
     8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     9. Termination. This Agreement may be terminated in the absolute discretion of the Underwriter, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Securities, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market or the Financial Industry Regulatory Authority; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriter, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the General Disclosure Package and the Prospectus; or (v) the representation in Section 3(b) is incorrect in any respect.
     10. Payment of Expenses.
     (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any General Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsels and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Underwriter may designate and the preparation, printing and distribution of a blue sky memorandum if so requested by the Underwriter (including the related fees and expenses of counsel for the Underwriter); (v) the cost of preparing Unit, Common Stock and Warrant certificates; (vi) the costs and charges of any transfer agent, any warrant agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the FINRA

(including the related fees and expenses of counsel for the Underwriter); (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (ix) all expenses and application fees related to the listing of the Common Stock and Warrants on the NASDAQ Capital Market.
     (b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriter or (iii) the Underwriter declines to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriter for all out-of-pocket costs and expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement and the offering contemplated hereby.
     11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 herein, and the affiliates of the Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from the Underwriter shall be deemed to be a successor merely by reason of such purchase.
     12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriter contained in this Agreement or made by or on behalf of the Company or the Underwriter pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriter.
     13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act; and (e) the term “Execution Time” means the date and time that this Agreement is executed and delivered by the parties hereto.
     14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriter shall be given to Chardan Capital Markets, LLC, 17 State Street, Suite 1600, New York, NY 10004, attention :___, with a copy to Mintz Levin Cohn Ferris Glovsky and Popeo, P.C., 666 Third Avenue, New York, New York 10017, attention: Kenneth Koch. Notices to the Company shall be given to it at ___, with a copy to:___.
     15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     16. Consent to Jurisdiction. The Company irrevocably consents and agrees that any legal action, suit or proceeding brought by the Underwriter or its affiliates against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or the transactions contemplated hereby may be brought by the Underwriter or its affiliates in the courts of the State of New York or the courts of the United States of America located in the County of New York and, until all amounts due and to become due (i) hereunder and (ii) in respect of all the Securities have been paid, or until any such legal action, suit or proceeding commenced prior to such payment has been concluded, hereby irrevocably consents and irrevocably submits to the exclusive jurisdiction of each such court in person and, generally and unconditionally with respect to any action, suit or proceeding for themselves.
     17. Venue. The Company hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings arising out of or in connection with this Agreement brought in the United States federal courts located in the County of New York or the courts of the State of New York located in the County of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The provisions of this Section 17 shall survive any termination of this Agreement, in whole or in part, and shall survive delivery and payment for the Securities.
     18. Waiver of Immunities. To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Company hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.
     19. Miscellaneous.
     (a) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
     (b) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     (c) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
[Signature Page follows]

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, CONVERTED ORGANICS INC.
By:
Name:
Title:

Accepted as of the date first above written:

CHARDAN CAPITAL MARKETS, LLC
By:
Authorized Signatory

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